Exhibit 99

Joint Filer Information

Name:                                    Defiante Farmaceutica, L.D.A.

Address:                               Rua dos Ferreiros
               260 Funchal
               Madeira, Portugal - 19000-082

Designated Filer:                 Sigma-Tau Finanzaria S.p.A.

Issuer & Ticker Symbol:     SciClone Pharmaceuticals, Inc. (SCLN)

Date of Earliest
Transaction Required
to be Reported:            10/15/07

Signature:                               /s/  Maurizio Terenzi
                Name:  Maurizio Terenzi
                Title:    Proxy Holder Authorized
                DEFIANTE FARMACEUTICA, L.D.A.